[Letterhead of Coooperative Bankshares, Inc.]


December 31, 2002


                      COOPERATIVE BANK COMPLETES CONVERSION
                               TO COMMERCIAL BANK


     Wilmington, North Carolina, December 30, 2002--Cooperative Bankshares, Inc. (NASDAQ: "COOP") announced today that its banking subsidiary Cooperative Bank, previously known as Cooperative Bank for Savings, Inc., SSB, has completed its previously announced charter conversion from a state chartered savings bank to that of a state chartered commercial bank. As a result of the charter conversion, the Bank now operates under the name Cooperative Bank.

     Cooperative Bankshares, Inc. will continue to be regulated as a bank holding company by the Federal Reserve.

     Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative provides a full range of financial services through 17 financial centers in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc. is a mortgage banking firm, originating and selling residential mortgage loans through offices in Wilmington, North Carolina, North Myrtle Beach, South Carolina and Virginia Beach, Virginia.


                           For Additional Information
                           --------------------------
                       Frederick Willetts, III, President
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary